UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2024

OCEAN BIOMEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Claverick St., Room 325

Providence, RI 02903

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (401) 444-7375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	OCEA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	OCEAW	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 17, 2024, Ocean Biomedical, Inc. (the “Company”) was notified (the “Notification Letter”) by The Nasdaq Stock Market, LLC (“Nasdaq”) that for the last thirty (30) consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) has been below the minimum requirement of $35 million for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2). The Notification Letter has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on the Nasdaq Capital Market under the symbol “OCEA.”

Under Nasdaq Listing Rule 5810(c)(3)(C), Company has 180 calendar days, or until July 15, 2024, to regain compliance with Nasdaq Listing Rule 5550(b)(2). To regain compliance with Nasdaq Listing Rule 5550(b)(2), the Company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days. If the Company does not regain compliance with Rule 5550(b)(2) by July 15, 2024, the Company will receive written notification from Nasdaq that its securities are subject to delisting. In the event of such a notification, the Company may appeal the delisting determination to a Hearings Panel.

The Company intends to monitor its MVLS and consider available options to regain compliance with Nasdaq’s continued listing standards. While the Company is exercising diligent efforts to maintain the listing of the Common Stock on the Nasdaq Capital Market, there can be no assurance that the Company will be successful in maintaining its listing of its common stock on the Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2024

OCEAN BIOMEDICAL, INC.

By:	/s/ Elizabeth Ng
Elizabeth Ng
Chief Executive Officer